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                                                                      Exhibit 21

Subsidiaries of Polaroid Holding Company as of December 31, 2003


Polaroid Holding Company
     Polaroid Corporation
              784 Memorial Drive LLC
              PIFMASS, LLC
              Polaroid A.G. (Switzerland)
              Polaroid Aktiebolag (Sweden)
              Polaroid Asia Pacific LLC
                     Polaroid of Shanghai Limited
                     Polaroid Industry China Limited
              Polaroid Atlanta Real Estate LLC
              Polaroid Australia Pty. Limited
              Polaroid Canada Holding Company (Canada)
                     Polaroid Canada Inc. (Canada)
              Polaroid Capital LLC
                     Polaroid Contracting CV
                            Polaroid de Argentina S.A.
                            Polaroid do Brasil Ltda.
                            Polaroid International BV
                                   Polaroid (Italia) S.p.A.
                                   Photographic Supplies s.r.o. (Czech Republic) Polaroid France
                                   Polaroid Polska Sp. zo.o
                                   Polaroid (Belgium) S.A.
                                   Polaroid Hungary Kft.
                                   Darfilm Sanayive Ticaret A.S. (Turkey)
                                   Polaroid Europe Sagl
                                   Polaroid (Europa) B.V.
                                   Polaroid Eyewear (Italia) S.p.A.
                                   Polaroid Trading B.V.
              Polaroid Corporation of Japan
              Polaroid de Mexico S. A. de C. V.
              Polaroid Espana S.A. (Spain)
              Polaroid Eyewear (UK) Limited
              Polaroid Eyewear I LLC
                     Polaroid Eyewear AG
                     Polaroid Eyewear (Sweden) AB
                     Polaroid Eyewear Nederland B.V.
                     Polaroid Eyewear (France) S.A.
                     Polaroid Eyewear Gesellschaft mbH (Austria)
              Polaroid Foundation, Inc.
              Polaroid Gesellschaft m.b.H. (Austria)

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              Polaroid Gesellschaft mit beschrankter Haftung (Germany)
              Polaroid India Private Limited
              Polaroid International Holding LLC
                     Polaroid Asia Pacific Services Limited
                     Polaroid Far East Limited
                     Polaroid (U.K.) Limited
                            Polaroid Leasing Limited
              Polaroid Investment LLC
              Polaroid Latin America I Corporation
              Polaroid New Bedford Real Estate LLC
              Polaroid Norwood Real Estate LLC
              Polaroid Singapore Private Limited
              Polaroid Waltham Real Estate LLC
              PRD Management Limited
              PRD Overseas Limited
              PRD Services Limited